UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2018

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2018, Gerard R. Waldt, Jr., Controller and Interim Chief Accounting Officer, tendered his resignation from Hercules Capital, Inc. (the “Company”). Mr. Waldt’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. David Lund, the Company’s current Interim Chief Financial Officer, will assume the duties of Interim Chief Accounting Officer effective on or about August 23, 2018. The resignation of Mr. Waldt will be effective on September 7, 2018.

Mr. Lund, age 64, has served as the Company’s Interim Chief Financial Officer since 2017. Prior to joining the Company, Mr. Lund served as Chief Financial Officer and Consultant of White Oak Global Advisors LLC from 2011 - 2016 where he was Chairman of the Valuation Committee, responsible for financial and tax reporting for various partnerships, managed the audit process for multiple investment vehicles, and involved in fund structuring and operational initiatives. Since 2016, Mr. Lund has been a Partner at Ravix Group Inc., a provider of outsourced accounting, financial consulting, and financial management services. Mr. Lund also served as the Company’s initial Chief Financial Officer from 2005 through 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

August 22, 2018	By:	/s/ Melanie Grace
Melanie Grace
General Counsel and Secretary